February 6, 2018

VIA Email: jwketner@galenfeha.com

GALENFEHA, INC.
420 Throckmorton Street - Suite 200
Fort Worth, TX 76102
ATTN: James Ketner, President and CEO

RE:	Account Number(s): CPG-1260

Mr. Ketner:

This letter serves as confirmation that PowerUp Lending Group, Ltd. (“PowerUp”) has agreed to settle the outstanding convertible promissory note of GALENFEHA, INC. in favor of PowerUp dated July 7, 2017 (the “Note”) for $40,000.00 (the “Settlement Amount”); provided that the funds are received on or prior to Thursday, February 8, 2018 by 4pm (EST)(the “Deadline”) via wire transfer. The foregoing amount does not include default interest, default amount and fees which will be waived provided that the Settlement Amount is received by PowerUp by the Deadline.

Wire (or ACH) instructions are as follows:
Please include legal name or DBA in memo section identifying the merchant.

Bank Name:	Signature Bank
Bank Address:	26 Court Street, Brooklyn, NY
Routing Number:
XXXXXXX
XX Beneficiary Account Number:
XXXXXXX
XXX
Beneficiary:	PowerUp Lending Group, Ltd.
Mailing Address:	111 Great Neck Road, Suite 216, Great Neck, NY 11021

Please contact me at 516-498-9890 with any questions or further information regarding your account and with the details of the wire transfer. Thanks.

POWER UP LENDING GROUP, LTD.